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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Shareholders and Board of Directors of Lone Star Technologies, Inc. and subsidiaries (the "Company"):

        We consent to the incorporation by reference in Registration Statement No. 333-41130 of Lone Star Technologies, Inc. on Form S-3, and Registration Statement Nos. 33-64805, 333-38458, 333-46310 and 333-46312 on Form S-8, of our report dated March 13, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of Lone Star Technologies, Inc. for the year ended December 31, 2002.

        Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Lone Star Technologies, Inc., listed in Item 8. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such 2002 financial statement schedule, when considered in relation to the 2002 basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein. The financial statement schedule for the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated January 22, 2002, that such 2001 and 2000 financial statement schedule, when considered in relation to the 2001 and 2000 basic financial statements taken as a whole (prior to the disclosures referred to above), presented fairly in all material respects the information set forth therein.

Dallas, Texas
March 21, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE